EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170,
333-01632, 333-15655, 333-29431, 333-52417, 333-58605, 333-62828 and 333-92160)
of PETsMART, Inc. of our report dated March 16, 2001 relating to the financial statements of PETsMART.com, Inc., which appears in this Form 10-K.








PricewaterhouseCoopers LLP
Century City, California

April 14, 2003